Exhibit (b)(6)
                        NORTHERN FUNDS
                     (a Delaware business trust)

                        By-Law Amendment No. 1
                        Adopted on May 2, 2000


                           ARTICLE IV

                           Trustees

                                * * *



RESOLVED, that Article IV, Section 2 of the By-Laws of Northern Funds be, and hereby is, amended as set forth below:

Section 2. Trustee Qualification. Effective December 31, 2001, a Trustee shall retire and cease to serve as a Trustee as of the last day of the calendar year in which the Trustee attains the age of seventy-two years.